Exhibit 99.1

AITX Accelerates Path to Positive Monthly Cash Flow through Spending Reductions

Selected Operating Cash Payments Fall Nearly 14% in August as Early Progress Supports Goal of $200,000 in Monthly Cash SG&A Reductions by December

Detroit, Michigan, September 8, 2026 — Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, and its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced that actual cash payments across selected operating categories declined approximately $141,500, or approximately 14%, in August compared with July. These preliminary, unaudited and unreviewed figures are derived from the Company’s accounting records. The early reduction reflects initial execution of the Company’s cost reduction plan announced August 3, 2026. With additional actions underway, management believes the plan is progressing faster than expected and remains on track to reach its objective of reducing monthly cash SG&A spending by approximately $200,000 by calendar year-end.

“August was our first month of execution under the plan, and the initial results are encouraging,” said Steve Reinharz, CEO, CTO and founder of AITX. “Based on these early results and the additional actions still being implemented, we believe we are on track to reach $200,000 in monthly cash SG&A reductions by the end of December. Cost control and revenue growth are both essential to reaching positive monthly cash flow from operations, and accelerating the cost side lowers the revenue hurdle. That is why this early progress matters.”

Actual cash payments within the selected operating categories totaled approximately $900,400 in August, compared with approximately $1.042 million in July. The August 3 plan targets a reduction of approximately $200,000 in monthly cash SG&A expenditures, equivalent to approximately $2.4 million on an annualized run-rate basis, measured against the fiscal quarter ended May 31, 2026. August represents the Company’s first reported month of execution under the plan.

The August decrease was led by lower cash payments for payroll, consulting and professional fees, and sales and marketing. These were the primary areas in which the initial effects of the Company’s cost reduction plan became visible during the month.

Management expects the balance of the plan to come from additional staffing and compensation actions, lower spending on outside consultants and professional services, and reductions in other third-party costs. These steps are being implemented with the objective of preserving customer deployments, service levels and the revenue-generating activities needed to support continued growth. The Company expects the remaining actions to be substantially implemented by December 31, 2026.

Note Regarding Preliminary Management Information

The July and August figures presented in this release are preliminary, unaudited and unreviewed internal management figures derived from the Company’s accounting records maintained in its NetSuite accounting software and cover AITX and all of its subsidiaries. The figures remain subject to adjustment as the Company completes its monthly financial review. The comparison reflects cash payments across selected operating categories applied consistently to both months and may be affected by the timing of individual payments, including commissions and deferred compensation.

Neither these monthly figures nor the selected cash-payment comparison has been audited or reviewed by the Company’s independent registered public accounting firm. The Company’s interim financial statements included in its quarterly reports on Form 10-Q are reviewed by its independent registered public accounting firm. Its annual financial statements included in its annual reports on Form 10-K are audited by that firm.

July included approximately $57,000 in quarterly sales commission payments that did not recur in August and are next expected in October. August reflects approximately $50,000 in deferred compensation, which remains an obligation of the Company. Both items are included in the actual cash-payment comparison.

August also included approximately $46,000 in payments that are annual or non-recurring in nature: approximately $17,000 in property taxes, approximately $20,000 for the annual directors’ and officers’ insurance renewal, and approximately $9,000 for a software payment covering a prior month. None of these amounts were excluded from the comparison. Had they been excluded, the August decline would have been correspondingly larger.

The selected categories include payroll, consulting and professional fees, insurance, rent, sales and marketing, travel and entertainment, telephone and software, and certain other operating payments. The comparison excludes inventory purchases, research and development, the Company’s separately recorded miscellaneous one-time category, and installation costs, outbound freight, monitoring and related delivery costs. Other than the miscellaneous one-time category, no payments were excluded from the selected categories on the basis of being non-recurring.

These figures are not measures of total operating expenses or net cash provided by or used in operating activities under generally accepted accounting principles. The July-to-August comparison is a sequential measure and is separate from the quarter-ended May 31, 2026 baseline used for the Company’s $200,000 monthly cash SG&A reduction objective. Results for one month should not be viewed as establishing a permanent expense run rate or assuring future results.

For purposes of this release, positive monthly cash flow from operations means that the Company’s billings exceed its operating expenses, excluding interest expense, in a given month. This is a management-defined operational measure and differs from net cash provided by or used in operating activities under generally accepted accounting principles. Achieving this objective depends on revenue performance as well as cost reductions and is not assured.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industryi with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD’s solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company’s operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company’s ability to deliver practical and scalable solutions.

The Company’s solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com,  www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company’s filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding the amount, timing and sustainability of the Company’s anticipated cost reductions; management’s belief that the cost reduction plan is progressing faster than expected; the Company’s ability to reach its objective of reducing monthly cash selling, general and administrative spending by around $200,000 by calendar year-end; the anticipated annualized run-rate effect of those reductions; the implementation of additional staffing, compensation and third-party cost actions; the Company’s ability to preserve customer deployments, service levels and revenue-generating activities while implementing the plan; the effect of cost reductions on the revenue growth required to achieve positive monthly cash flow from operations; and the Company’s objective of achieving positive monthly cash flow from operations by calendar year-end.

Forward-looking statements are based on management’s current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others: the possibility that the preliminary, unaudited and unreviewed internal management figures presented in this release are adjusted or revised; that month-to-month cash payments are affected by commissions, compensation deferrals, payment timing or other factors; that anticipated cost reductions are delayed, reduced, not achieved or not sustained; that deferred compensation and other retained obligations increase future cash requirements; that implementation costs, severance expenses, vendor obligations or other expenditures offset some or all of the anticipated savings; that reductions in staffing, compensation or outside services adversely affect operations, development, customer deployments, service levels or revenue-generating activities; that revenue growth, recurring revenue, collections or cash receipts are lower than expected; that customer attrition, working capital requirements, inventory purchases, production costs, debt service, financing costs or other cash requirements increase; that the Company does not achieve positive monthly cash flow from operations within the anticipated period or is unable to sustain it once achieved; the Company’s history of losses, negative working capital and stockholders’ deficit; the substantial doubt regarding the Company’s ability to continue as a going concern; the Company’s continued dependence on external financing, including variable-priced equity financing that results in dilution to existing stockholders; and the other risks described in the Company’s most recent Annual Report on Form 10-K and its subsequent filings with the Securities and Exchange Commission, available at www.sec.gov.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company. The Company does not qualify for the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

CERTAIN INFORMATION REGARDING THE COMPANY’S FINANCIAL CONDITION

The information in this press release should be read together with the following. The Company has not been profitable in any fiscal year of its operating history and has reported significant operating losses, negative working capital and a stockholders’ deficit. Its auditors issued a going concern qualification expressing substantial doubt about the Company’s ability to continue as a going concern. The Company’s cash on hand is not sufficient to fund operations for any extended period without additional financing, which may not be available on acceptable terms or at all and is expected to be dilutive to existing stockholders. Investors should review the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2026, as amended, and its subsequent filings with the Securities and Exchange Commission, available at www.sec.gov, for a complete description of these matters.

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Doug Clemons, Chief Marketing Officer

248-270-8273

doug.c@radsecurity.com

i https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/